Exhibit 10.28
HDNET LLC
320 South Walton
Dallas, Texas 75226
February 27, 2008
DiscLive, Inc.
320 South Walton
Dallas, Texas 75226
Attention: Darin Divinia
Re: Amending the Sublease, dated as of February 21, 2007, by and between HDNet LLC (“Sublandlord”) and DiscLive, Inc. (“Subtenant”), covering that certain real property located at 3030 Taylor Street, Dallas, Texas (the “Property”), (the “Sublease”)
Dear Darin:
This letter is to confirm in writing the agreement between HDNet LLC, as Sublandlord, and DiscLive, Inc., as Subtenant, amending and revising the above-referenced Sublease. In that regard, the parties agree that effective as of February 28, 2008, the Sublease is revised as follows:
The expiration of the term of the Sublease, as indicated in Paragraph 2 of the Sublease, is hereby extended to the earlier of December 31, 2009 or the prior termination of the Prime Lease (as defined in the Sublease).
Except as otherwise revised by this letter agreement, the terms of the Sublease shall continue in full force and effect.
If the foregoing accurately reflects our agreed amendment to the Sublease, please evidence your acceptance of such amendment by signing this letter in the place indicated below and returning it to the undersigned.
Sincerely,
/s/ Mark Cuban
Mark Cuban
President
Accepted and agreed effective as of the
28th day of February, 2008:
DiscLive, Inc.,
a Delaware corporation

By:	/s/ Darin Divinia Darin Divinia,
President